UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
(Rule 14a-101)
INFORMATION REQUIRED IN PROXY STATEMENT SCHEDULE 14A INFORMATION
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ING INVESTORS TRUST
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ING LIFESTYLE CONSERVATIVE PORTFOLIO

ING LIFESTYLE MODERATE PORTFOLIO

ING LIFESTYLE MODERATE GROWTH PORTFOLIO

ING LIFESTYLE GROWTH PORTFOLIO

ING LIFESTYLE AGGRESSIVE GROWTH PORTFOLIO

QUESTIONS & ANSWERS

Although we recommend that you read the entire Proxy Statement/Prospectus, we have provided for your convenience a brief overview of the proposals to be voted on.

Q:           Why is a shareholder meeting being held?

A:            The Board of Trustees (the “Board”) has called a special meeting of shareholders (the “Special Meeting”) of each of the above-referenced portfolios (each, an “Acquired Portfolio,” and collectively, the “Acquired Portfolios”), which is scheduled for 10:00 a.m., Local time, on September 24, 2009, at 7337 East Doubletree Ranch Road, Scottsdale, Arizona 85258-2034.  At the Special Meeting, shareholders of each Acquired Portfolio will be asked to vote on a proposed reorganization (each, a “Reorganization” and collectively, the “Reorganizations”) of that Acquired Portfolio with and into the adjacent portfolio listed in the table below (each, an “Acquiring Portfolio” and collectively, the “Acquiring Portfolios”) (each Acquired Portfolio and Acquiring Portfolio, a “Portfolio” and collectively, the “Portfolios”).  The Portfolios are members of the mutual fund group called the “ING Funds.”

Acquired Portfolios	Acquiring Portfolios

ING LifeStyle Conservative Portfolio	ING Retirement Conservative Portfolio

ING LifeStyle Moderate Portfolio	ING Retirement Moderate Portfolio

ING LifeStyle Moderate Growth Portfolio	ING Retirement Moderate Growth Portfolio

ING LifeStyle Growth Portfolio ING LifeStyle Aggressive Growth Portfolio	ING Retirement Growth Portfolio

Q:           Why is the Reorganization being recommended?

A:            The ING family of funds is launching the Acquiring Portfolios that primarily invest in ING-affiliated passively managed index funds as well as other passively managed index funds and management proposes that the Acquired Portfolios, which have historically invested primarily in actively managed funds, to be reorganized into these Acquiring Portfolios.  In proposing the Reorganizations, the investment advisers to the ING Funds sought to serve shareholder interests while accommodating the interests of ING-affiliated Participating Insurance Companies which comprise the Portfolios’ primary distribution channel.  Shares of the Portfolios are sold primarily to Separate Accounts of ING-affiliated Participating Insurance Companies, which use the Portfolios to fund Variable Contracts.  The Participating Insurance Companies that issued the Variable Contracts bear the investment risk for guarantees and benefits under those Variable Contracts and related riders. In light of recent market conditions, those Participating Insurance Companies have informed the investment advisers to the ING Funds and the Boards of the ING Funds that they are seeking mutual funds for their Variable Contract platform that could help reduce their potential investment risk or make it easier for them to hedge their investment risk.  The investment advisers believe that the Acquiring Portfolios, which primarily invest in passively managed index funds, would be compatible with the objectives of the Participating Insurance Companies, and thus, compared to the Acquired Portfolios, would have greater prospects for long-term viability on the Variable Contract platforms.  In addition, the investment advisers also believe that as a result of each Reorganization, current shareholders of an Acquired Portfolio will become shareholders of the respective Acquiring Portfolio that operates at lower expense ratios and provides exposure to many of the same asset classes.

Each Reorganization will allow the respective Acquired Portfolio’s shareholders to participate in a professionally managed portfolio that seeks a high level of total return (consisting of capital appreciation and income) consistent with a certain level of risk.  Additionally, the net expense ratios (after fee waivers and expense limits) for all classes of each Acquired Portfolio are expected to decrease as a result of the relevant Reorganization.

Q:           What are some similarities and differences between the Acquired Portfolios and the Acquiring Portfolios?

A:            In considering whether to approve a Reorganization for the respective Acquired Portfolio that you own, you should note, as applicable, that:

•      While each Acquired Portfolio seeks growth of capital and a certain level of current income (with the exception of ING LifeStyle Aggressive Growth Portfolio, which seeks only growth of capital), each Acquiring Portfolio seeks a high level of total return (consisting of capital appreciation and income) consistent with a certain level of risk;

•      Although each Portfolio invests primarily in other mutual funds (the “Underlying Funds”) that, in turn, invest directly in a wide range of portfolio securities (like stocks and bonds), unlike the Acquired Portfolios, which have historically invested primarily in actively managed Underlying Funds, the Acquiring Portfolios will invest primarily in Underlying Funds that are passively managed index funds;

•      While ING LifeStyle Conservative Portfolio commenced operations on October 31, 2007 and each of the other Acquired Portfolios commenced operations on May 3, 2004, all Acquiring Portfolios are expected to be launched on or about October 26, 2009;

•      ING Investments, LLC (“ING Investments”) serves as the investment adviser to the Acquired Portfolios and Directed Services LLC (“DSL”) (each of ING Investments and DSL, an “Adviser,” and collectively, the “Advisers”) serves as the investment adviser to the Acquiring Portfolios.  Both ING Investments and DSL are indirect, wholly-owned subsidiaries of ING Groep, N.V.;

•      The Portfolios are overseen by the same individuals, who are members of the Asset Allocation Committee of the Advisers;

•      Ibbotson Associates and ING Investment Management Co. (“ING IM”) serve as consultants to assist ING Investments in allocating the Acquired Portfolios’ assets,

while only ING IM serves as consultant to assist DSL in allocating the Acquiring Portfolios’ assets;

•      While the Acquired Portfolios pay a single management fee rate of 0.14%, the Acquiring Portfolios have a bifurcated management fee structure pursuant to which each Acquiring Portfolio pays a management fee of 0.14% of average daily net assets invested in ING-affiliated Underlying Funds and a management fee of 0.24% of average daily net assets invested in unaffiliated Underlying Funds and/or other investments;

•      As a result of each Reorganization, Class S shareholders of the respective Acquired Portfolio, which currently do not pay any distribution (12b-1) fees, will become shareholders of ADV Class shares of the respective Acquiring Portfolio, which pay a distribution (12b-1) fee of up to 0.25% of average daily net assets (subject to certain contractual fee waivers by the Acquiring Portfolio’s distributor);

•      The net expense ratios (after fee waivers and expense limits) for each Acquired Portfolio’s shareholders are expected to decrease as a result of each applicable Reorganization.  Each Acquiring Portfolio’s fee waivers and expense limits would be effective through May 1, 2012 and there can be no assurance that these fee waivers and expense limits will continue after that date.  Without fee waivers and expense limits, the expense ratios (including the costs of the Underlying Funds) for Class S shareholders of each Acquired Portfolio would increase as they become Acquiring Portfolio ADV Class shareholders, while the expense ratios for shareholders of other classes of the Acquired Portfolio would decrease after each applicable Reorganization;

•      The purchase and redemption of shares of each Portfolio may be made by Separate Accounts of Participating Insurance Companies and by Plan Participants in a Qualified Plan; consequently, Variable Contract owners and Plan Participants should consult the underlying product prospectus or Qualified Plan documents, respectively, with respect to purchases, exchanges and redemption of shares, and related fees;

•      Each Portfolio is distributed by ING Funds Distributor, LLC (“IFD” or the “Distributor”);

Q:           How do the management fees and other expenses of the Acquired Portfolios and Acquiring Portfolios compare and what are they estimated to be after the Reorganization?

A:           The gross and net operating expenses before and after each Reorganization, expressed as an annual percentage of the average daily net asset value per share for shares of each respective Portfolio, are shown in the following tables.  Expenses of the Acquired Portfolios are based upon the operating expenses incurred by each Acquired Portfolio for the fiscal year ended December 31, 2008 and expenses of the Acquiring Portfolios are estimated for the current fiscal year.  Pro forma expenses, which are the estimated expenses of each Acquiring Portfolio after giving effect to the respective Reorganization(s), would be the same as the current expenses of that Acquiring Portfolio.  As described above, the Acquiring Portfolios do not offer Class S and Class S2 shares and thus an Acquired Portfolio’s Class S and Class S2 are proposed to be merged into the applicable Acquiring Portfolio’s ADV Class.

For detailed information about the Portfolios’ expenses, including each Portfolio’s management fees and distribution and shareholder service fees, please see the section titled “Expense Tables” and the tables titled “Annual Portfolio Operating Expenses” on pages 33-41 of the Proxy Statement/Prospectus.

The Reorganization of ING LifeStyle Conservative Portfolio into ING Retirement Conservative Portfolio

	ING LifeStyle Conservative	ING Retirement Conservative
	Portfolio	Portfolio

	ADV Class:	ADV Class:
Gross Expenses	1.83%(1)	1.29%
Net Expenses	1.37%	0.94%

	Class I:	Class I:
Gross Expenses	1.08%(1)	0.79%
Net Expenses	0.77%	0.69%

	Class S:(2)	ADV Class:
Gross Expenses	1.33%(1)	1.29%
Net Expenses	1.02%	0.94%

	Class S2:(2)	ADV Class:
Gross Expenses	1.58%(1)	1.29%
Net Expenses	1.17%	0.94%

(1)   Includes 0.24% of non-recurring offering expense for the fiscal year ended December 31, 2008.

(2)   ING LifeStyle Conservative Portfolio’s Class S and Class S2 are proposed to be merged into ING Retirement Conservative Portfolio’s ADV Class.

The Reorganization of ING LifeStyle Moderate Portfolio into ING Retirement Moderate Portfolio

	ING LifeStyle Moderate Portfolio	ING Retirement Moderate Portfolio

	ADV Class:	ADV Class:
Gross Expenses	1.54%	1.20%
Net Expenses	1.39%	0.94%

	Class I:	Class I:
Gross Expenses	0.79%	0.70%
Net Expenses	0.79%	0.60%

	Class S:(1)	ADV Class:
Gross Expenses	1.04%	1.20%
Net Expenses	1.04%	0.94%

	Class S2:(1)	ADV Class:
Gross Expenses	1.29%	1.20%
Net Expenses	1.19%	0.94%

(1)   ING LifeStyle Moderate Portfolio’s Class S and Class S2 are proposed to be merged into ING Retirement Moderate Portfolio’s ADV Class.

The Reorganization of ING LifeStyle Moderate Growth Portfolio into ING Retirement Moderate Growth Portfolio

	ING LifeStyle Moderate Growth Portfolio	ING Retirement Moderate Growth Portfolio

	ADV Class:	ADV Class:
Gross Expenses	1.59%	1.17%
Net Expenses	1.44%	0.96%

	Class I:	Class I:
Gross Expenses	0.84%	0.67%
Net Expenses	0.84%	0.57%

	Class S:(1)	ADV Class:
Gross Expenses	1.09%	1.17%
Net Expenses	1.09%	0.96%

	Class S2:(1)	ADV Class:
Gross Expenses	1.34%	1.17%
Net Expenses	1.24%	0.96%

(1)   ING LifeStyle Moderate Growth Portfolio’s Class S and Class S2 are proposed to be merged into ING Retirement Moderate Growth Portfolio’s ADV Class.

The Reorganization of ING LifeStyle Growth Portfolio into ING Retirement Growth Portfolio and the Reorganization of ING LifeStyle Aggressive Growth Portfolio into ING Retirement Growth Portfolio

	ING LifeStyle Growth Portfolio	ING LifeStyle Aggressive Growth Portfolio	ING Retirement Growth Portfolio

	ADV Class:	ADV Class:	ADV Class:
Gross Expenses	1.63%	1.66%	1.17%

Net Expenses	1.48%	1.51%	0.99%

	Class I:	Class I:	Class I:
Gross Expenses	0.88%	0.91%	0.67%

Net Expenses	0.88%	0.91%	0.57%

	Class S:(1)	Class S:(1)	ADV Class:
Gross Expenses	1.13%	1.16%	1.17%

Net Expenses	1.13%	1.16%	0.99%

	Class S2:(1)	Class S2:(1)	ADV Class:
Gross Expenses	1.38%	1.41%	1.17%

Net Expenses	1.28%	1.31%	0.99%

(1)   Class S and Class S2 of ING LifeStyle Aggressive Portfolio and ING LifeStyle Growth Portfolio are proposed to be merged into ING Retirement Growth Portfolio’s ADV Class.

Q:           How will the Reorganization be effected?

A:            Subject to shareholder approval, each Reorganization Agreement provides for:

•      the transfer of all of the assets of the respective Acquired Portfolio to the applicable Acquiring Portfolio in exchange for shares of beneficial interest of that Acquiring Portfolio;

•      the assumption by that Acquiring Portfolio of all of the liabilities of the Acquired Portfolio as of the Closing Date (as described below);

•      the distribution of shares of that Acquiring Portfolio to the shareholders of the Acquired Portfolio; and

•      the complete liquidation of the Acquired Portfolio.

Shares of each Acquiring Portfolio would be distributed to shareholders of the applicable Acquired Portfolio so that each shareholder would receive a number of full and fractional shares of such Acquiring Portfolio equal to the aggregate value of shares of the corresponding Acquired Portfolio held by such shareholder.

As a result of each Reorganization, each owner of ADV Class, Class S and Class S2 shares of an Acquired Portfolio would become a shareholder of ADV Class shares of the applicable Acquiring Portfolio, and each owner of Class I shares of an Acquired Portfolio would become a shareholder of Class I shares of the applicable Acquiring Portfolio.  The Reorganizations are expected to be effective on October 24, 2009, or such other date as the parties may agree (each date, as applicable to each respective Reorganization, the “Closing Date”).  Each Reorganization is independent and not contingent upon the approval or consummation of any other Reorganization(s).

Each shareholder of ADV Class, Class S and Class S2 shares of an Acquired Portfolio will hold, immediately after the Closing Date, shares of ADV Class of the applicable Acquiring Portfolio having an aggregate value equal to the aggregate value of the shares of such Acquired Portfolio held by that shareholder as of the close of business on the Closing Date.  Each shareholder of Class I shares of an Acquired Portfolio will hold, immediately after the Closing Date, shares of Class I of the applicable Acquiring Portfolio having an aggregate value equal to the aggregate value of the shares of such Acquired Portfolio held by that shareholder as of the close of business on the Closing Date.

Q:           Who will bear the costs of the Reorganization?

A:            The expenses relating to each proposed Reorganization (collectively, the “Reorganization Expenses”) will be borne by ING Investments, DSL or an affiliate.  The expenses of each Reorganization shall include, but not be limited to, the costs associated with the preparation of any necessary filings with the SEC, printing and distributing the Proxy Statement/Prospectus and proxy materials, legal fees, accounting fees, securities registration fees, expenses of holding the Special Meeting, and the brokerage costs associated with portfolio transitioning.

Q:           What are the tax consequences of the proposed Reorganization(s)?

A:            Each Reorganization is intended to qualify for federal income tax purposes as a tax-free reorganization under Section 368 of the Internal Revenue Code of 1986, as amended.

Q:           Who is eligible to vote at the special meeting?

A:            Only shareholders of an Acquired Portfolio at the close of business on July 17, 2009 (the “Record Date”), will be entitled to be present and give voting instructions for that Acquired Portfolio at the Special Meeting with respect to their shares owned as of that Record Date.

Q:           How does the Board suggest that I vote?

A:            After careful consideration, the Board of the Acquired Portfolios approved the proposed Reorganization for each Acquired Portfolio and recommends that shareholders of an Acquired Portfolio vote “for” the applicable Reorganization.

Q:           What happens if shareholders do not approve the Proposal?

A:            In the event that the shareholders of any Acquired Portfolio do not approve the respective Reorganization, such Acquired Portfolio will continue to operate as a separate entity, and the Board will determine what further action, if any, to take, in accordance with applicable law.

Q:           How do I vote my proxy?

A:            If a shareholder wishes to participate in the Special Meeting, the shareholder may submit the proxy originally sent with the Proxy Statement/Prospectus, attend in person or vote online by logging on to www.proxyweb.com and following the on-line directions.

Q:           Whom do I contact for further information?

A:            Should shareholders require additional information regarding the proxy or require replacement of the proxy, they may contact Shareholder Services toll-free at 1-800-992-0180.